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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)     November 24, 1997


                       Pegasus Aircraft Partners II, L.P.
               (Exact Name of Registrant as Specified in Charter)


Delaware                                0-18387                   84-1111757
(State or Other Jurisdiction            (Commission          (IRS Employer
     Of Incorporation)                  File Number)         Identification No.)



 Four Embarcadero Center, Suite 3540, San Francisco, CA                    94111
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code    (415) 434-3900

                                                  N/A
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events

On November 24, 1997 and November 26, 1997 respectively, Richard W Doust and Gregory Harding-Brown resigned as officers and directors of Pegasus Aircraft Management Corp., the Managing General Partner of the Partnership ("PAMC"). In September 1997, Richard S. Wiley had purchased Richard W. Doust's interest in Pegasus Capital Corp. ("PCC"), the parent of PAMC and in November 1997, PCC redeemed all of Mr. Harding-Brown's shares in PCC. Mr. Wiley now owns substantially all of the outstanding shares of PCC and is the sole director of PCC and PAMC. In December 1997, Robert M. Brown Senior Vice President of PCC and Richard L. Funk, Senior Vice President, Technical Services of PCC were each elected as a Senior Vice President of PAMC.

Mr. Brown, 39, joined PCC in 1988 and is involved in aircraft acquisition, finance and leasing. His primary responsibility is the structuring of debt transactions which accommodate the PCC trading and long-term investing activities. Previously, he served as Vice President, Aircraft Sales, and as Regional Marketing Director during the offerings of the Partnership and an affiliated partnership. Prior to joining PCC, Mr. Brown was District Manager with the Chrysler Corporation. He holds a BA degree from Dartmouth College and an MBA from the University of Washington.

Mr. Funk, 59, joined PCC in 1992 and is responsible for the technical aspects of aircraft marketing, including delivery and redelivery of aircraft to airlines world wide. From 1990 to 1992, he served as a technical marketing consultant to the aviation industry and from 1987 to 1990 he was President of Avtek Industries, Inc., an aircraft, missile, and electronic components manufacturer which he founded. From 1984 to 1986 he was President and Chief Operating Officer of Standard Aero Western, Inc., a commercial airline maintenance facility. From 1979 to 1982, he was Senior Vice President of Engineering and Maintenance at World Airways, Inc. From 1963 to 1979 he held various positions with United Air Lines, Inc., including Manager of Airframe Maintenance for a period of six years.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 Pegasus Aircraft Partners II, L.P. (Registrant)
                                 By: Air Transport Leasing, Inc.
                                     Administrative General Partner

Dated:  December 29, 1997        By:  /s/ Joseph P. Ciavarella
                                      ------------------------------------------
                                          Joseph P. Ciavarella
                                          Vice President, Treasurer and
                                          Chief Financial and Accounting Officer